Certification Pursuant to Section 1350 of Chapter 63
Of Title 18 of the United States Code

        I, Clyde Wm. Engle, Chief Executive, Financial and Accounting Officer of NRG, Incorporated, certify that (i) NRG , Incorporated’s report on Form 10-Q for the quarterly period ending March 31, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in NRG, Incorporated’s report on Form 10-Q for the quarterly period ending March 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of NRG, Incorporated.

/s/ CLYDE WM.ENGLE
Clyde Wm. Engle
Chairman, Chief Executive
Financial and Accounting
Officer and Director

Date: May 10, 2004